UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2026

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

(65) 6265 3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.05 Material Cybersecurity Incidents

On March 11, 2026, Trio-Tech International (“Company”) identified and responded to a cybersecurity incident in one of its subsidiaries (“subsidiary”) in Singapore. The subsidiary experienced a ransomware incident that resulted in encryption of certain files within the Company’s network. At that time, management determined that the incident was not material. On March 18, 2026, the incident escalated and resulted in the unauthorized disclosure of certain Company data. Following this development, management concluded that the incident may constitute a material cybersecurity event.

Upon discovery of the cybersecurity incident, the subsidiary immediately activated its response protocols, implemented containment measures, including proactively taking its network offline, launching an investigation with the assistance of third-party cybersecurity professionals and notifying law enforcement in Singapore. The subsidiary is taking steps to contain the incident, restore affected systems, and enhance monitoring across its network environment. The subsidiary is in the process of notifying affected parties as required by applicable law.

The scope of the data potentially affected has not yet been fully determined, and the Company’s investigation remains ongoing. The subsidiary is also working closely with its cyber insurance provider to support the investigation, remediation, and potential claims process.

The full scope and impact of this incident is not yet known and could result in a future determination that the incident may be material to the Company's financial statements and results of operations. As of the date of this Form 8-K, the incident has not resulted in any material disruption to the subsidiary’s operations or the Company’s business, and the Company does not expect this incident to have a material impact on the Company’s financial results and operations for the three months ended March 31, 2026.

Safe Harbor Statement
Statements in this Current Report on Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address the Company’s expectations or beliefs concerning future events, including the Company’s investigation of and containment efforts related to the cybersecurity incident and its impact on the Company’s financial condition and results of operations. These statements are made based on management’s views and assumptions as of the date of this report. Forward-looking statements by their nature address matters that are uncertain, and you are urged to view them with caution. A wide range of factors could materially affect future developments and performance, including but not limited to uncertainties related to the Company’s ongoing investigation of the cybersecurity incident and the possibility that the Company’s containment and remediation efforts may be unsuccessful. Detailed information about these and other risks is included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, and its other reports filed with the Securities and Exchange Commission. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         March 20, 2026

TRIO-TECH INTERNATIONAL

By:	/s/ SRINIVASAN ANITHA
Name: Srinivasan Anitha Title: Chief Financial Officer